UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2023

Bowman Consulting Group Ltd.

(Exact name of registrant as specified in its charter)

Delaware	001-40371	54-1762351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12355 Sunrise Valley Drive, Suite 520

Reston, Virginia 20191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 464-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BWMN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Amendments to 2021 Executive Officers Short Term Incentive Plan

On February 9, 2023 the Board of Directors (the “Board”) of Bowman Consulting Group Ltd. (the “Company’), based on the recommendation of the Compensation Committee of the Board, adopted amendments to the 2021 Executive Officers Short Term Incentive Plan (the “Short Term Incentive Plan”) in which the named executive officers participate. A copy of the amended plan is filed as an exhibit.

The Short-Term Incentive Plan permits the award of annual bonuses to the named executive officers and other executives who are approved by the Compensation Committee based on the Company’s achievement of performance goals established by the Compensation Committee and approved by the Board. As amended, the annual award, which was previously payable in cash, may now be paid in cash, stock, or a combination of stock and cash. Any stock that is awarded in payment of the annual bonus will be restricted stock issued pursuant to the Company’s 2021 Omnibus Equity Incentive Plan and vest no later than the first trading day of the calendar year following the date of the award. Stock awards will be issued at fair market value, which the Compensation Committee determined for 2023 will be calculated as the volume weighted average trading price of the Company’s common stock for the 200 trading days prior to December 31 of the performance year.

The Compensation Committee, based on recommendations from the Chief Executive Officer, will make the determination regarding the form of payment of the annual bonus for each executive prior March 1 of the applicable performance year. At its February meeting, the Compensation Committee made the following determinations for the form of payment of the annual bonus for performance year 2023; Mr. Bowman – 100% stock; Mr. Labovitz – 100% stock; Mr. Bruen - 100% stock; and Mr. Hickey - 50% stock and 50% cash. The actual amount of the annual bonus for each executive will be determined in February 2024 when the Compensation Committee determines the results of the Company’s level of achievement on financial performance goals for 2023.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description

10.18	Bowman Consulting Group Ltd. 2021 Executive Officers Short Term Incentive Plan (as amended).

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWMAN CONSULTING GROUP LTD.

Date: February 15, 2023	By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer